EXHIBIT 10.3

                          UNIQUE MOBILITY, INC.
                         1992 STOCK OPTION PLAN
             amended and restated, effective February 13, 1997
                          UNIQUE MOBILITY, INC.
                        1992 STOCK OPTION PLAN


                              SECTION 1

                             Introduction

     1.1 Establishment. Unique Mobility, Inc., a Colorado corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), hereby establishes the Unique Mobility, Inc. 1992 Stock Option Plan (the "Plan") for certain employees of the Company and certain consultants to the Company.

     1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of the those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

     1.3 Effective Date. The initial effective date of the Plan was February 21, 1992 (the "Effective Date"). The Plan was amended, as of
April 16, 1993, to increase the number of authorized shares to two million;
as of January 1, 1993, to provide that the maximum number of shares that may be subject to options granted to any individual during the term of the Plan may not exceed 500,000 shares; as of February 20, 1995, to increase the number of authorized shares to three million; and, as of February 13, 1997, to permit the transfer of certain Options in specified circumstances. This Plan and each Option granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan and any amendment to the Plan by the holders of a majority of the shares of voting stock of the Company cast at a duly held shareholders meeting at which a quorum is present and voting (by proxy or in person) where shareholder approval is required or otherwise necessary or desirable as provided in Section 11 below.


                              SECTION 2

                             Definitions

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Unique Mobility, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code, and, for purposes of Incentive Stock Options granted pursuant to the Plan, means any parent or subsidiary of the Company as defined in Section 424 of the Code.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall be so constituted that it satisfies the requirement of "disinterested administration" imposed by Securities and Exchange Commission Rule 16b-3, as it may be amended from time to time.

          (e) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company, whose judgment, initiative and efforts are important to the Company for the management and growth of its business. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

          (f) "Eligible Independent Contractors" means those consultants and other individuals who provide services to the Company and whose judgment, initiative and effort are important to the Company for the management and growth of its business. For purposes of the Plan, an independent contractor is an individual whose wages are not subject to the withholding of federal income tax under Section 3401 of the Code.

          (g) "Fair Market Value" shall be the average of the bid and asked prices on the over-the-counter market on the 20 trading days preceding the date on which the determination of fair market value is made. If the Stock is not traded on the over-the-counter market, Fair Market Value determined in good faith by the Committee using all relevant data and information reasonably available to the Committee.

          (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

          (i) "Non-Qualified Option" means any Option other than an Incentive Stock Option.

          (j) "Option" means a right to purchase Stock at a stated price for a specified period of time.

          (k) "Option Holder" means an Eligible Employee or Eligible Independent Contractor designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

          (l) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 6.2(b).

          (m)  "Share" means a share of Stock.

          (n)  "Stock" means the common stock, $0.01 par value, of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                              SECTION 3

                         Plan Administration

     3.1 In General. The Committee shall be responsible for the administration of the Plan. The Committee shall determine the form or forms of the agreements with Option Holders which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     3.2 Eligible Employees. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Option Holders from among Eligible Employees to whom Options will be granted, the number of Shares subject to each Option and any other terms and conditions of each Option as the Committee may deem necessary or desirable and consistent with the terms of the Plan.

     3.3 Eligible Independent Contractors. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Option Holders from among Eligible Independent Contractors to whom Options will be granted, the number of shares subject to each Option and any other terms and conditions of each Option as the Committee may deem necessary or desirable and consistent with the terms of the Plan.


                               SECTION 4

                       Stock Subject to the Plan

     4.1 Number of Shares. A total of three million Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares that may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an option that expires or is terminated for any reason shall automatically become available for use under the Plan. Any Shares that are withheld by the Company pursuant to
Section 12.2 and any Shares that are used to pay the Option Price shall not become available for the grant of Options under the Plan.

     4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares of Stock as to which Options may be granted under the Plan and (ii) the Shares then subject to each outstanding option.

     4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Option Holder then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to an Option Holder in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property that have been set aside by the Company in accordance with this Section are not delivered to an Option Holder because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     4.5 Other Changes in Stock. If there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding Shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

     4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional Shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Option held by any Option Holder of the particular class of Stock involved, the Stock or other securities which the Option Holder would have been entitled to subscribe for if immediately prior to such grant the Option Holder had exercised his entire Option. If, upon exercise of any such Option, the Option Holder subscribes for the additional Stock or other securities, the Option Holder shall pay to the Company the price that is payable by the Option Holder for such Stock or other securities.

     4.7 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to issue a fractional Share under any Option agreement and the total substitution or adjustment with respect to each Option agreement shall be limited by deleting any fractional Share.
In the case of any such substitution or adjustment, the Option Price per Share in each such Option agreement shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

     4.8 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding.


                               SECTION 5

                             Participation

     5.1 Eligible Employees. The Committee, in its sole and absolute discretion, shall select those Eligible Employees to be Option Holders in the Plan. Eligible Employees shall be selected from the employees of the Company who are performing services in the management, operation and growth of the Company, and contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Employees may be granted from time-to-time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to an Eligible Employee, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.

         5.2 Eligible Independent Contractors. The Committee, in its sole and absolute discretion, shall select those Eligible Independent Contractors to be Option Holders in the Plan. Eligible Independent Contractors shall be selected from the consultants and other individuals who are providing services to the Company with respect to the operation and growth of the Company, and contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Independent Contractors may be granted from time-to-time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to an Eligible Independent Contractor, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.


                               SECTION 6

                             Stock Options

         6.1 Grant of Options to Eligible Employees and Eligible Independent Contractors. Coincident with or following designation for participation in the Plan, an Eligible Employee and an Eligible Independent Contractor may be granted one or more Options. The Committee in its sole discretion shall designate whether an option is to be considered an Incentive Stock Option or a Non-Qualified Option. Incentive Stock Options may be granted only to Eligible Employees. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Eligible Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. The maximum number of Shares that may be subject to Options granted to any Eligible Employee or Eligible Independent Contractor during the term of the Plan shall be 500,000 Shares.

         6.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option agreement, which shall be entered into by the Company and the Option Holder to whom the Option is granted, and which shall contain the following terms and conditions, as well as such other terms and conditions, not inconsistent herewith, as the Committee may consider appropriate in each case.

              (a) Number of Shares. Each Option agreement shall state that it covers a specified number of Shares, as determined by the Committee.

              (b) Price. Each Option granted pursuant to the Plan shall have an Option Price that determined by the Committee and set forth in the Option agreement. An Incentive Stock Option shall have an Option Price that is equal to or greater than the Fair Market Value of the Stock on the date the Option is granted.

              (c) Duration and Exercise of Options. Each Option agreement shall state the period of time, as determined by the Committee within which the option may be exercised by the Option Holder (the "Option Period"). The
Option Period must end, in all cases, not more than ten years from the date an Option is granted. Each Option agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option may be exercised. Each Option agreement covering an Option granted to an Option Holder who is subject to Section 16(b) of the Securities Exchange Act of 1934 shall provide that such Option may not be exercised until at least 6 months after the date the Option was granted.

              (d) Eligible Employees: Termination of Employment, Death, Retirement, Etc. Each Option agreement shall provide as follows with respect to the exercise of the Option:

                   (i) If the employment of the Option Holder by the Company is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 6.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 6.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 6.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                   (ii) If the Option Holder retires from employment by the Company or an Affiliated Corporation within the Option Period but after attaining age 65, the Option may be exercised by the Option Holder (or, in the case of his death, by those entitled to do so under his will or by the laws of descent and distribution) within three months following his retirement (if otherwise within the Option Period), but not thereafter.
In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's retirement from employment or death.

                   (iii) If the Option Holder dies within the Option Period, while employed by the Company or an Affiliated Corporation or within the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within fifteen months following his death (if otherwise within the Option Period), but not thereafter. In any such case the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                   (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than for cause, retirement after attaining age 65, or death, the Option may be exercised by the Option Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment.

              (e) Eligible Independent Contractors: Termination of Services, Death. Each option agreement shall provide as follows with respect to the exercise of the Option:

                   (i) If the services of the Option Holder terminate within the Option Period other than on account of cause or the Option Holder's death, the Option may be exercised during the remainder of the Option Period. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

                   (ii) If the services of the Option Holder terminate within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. If the agreement between the Company and an Independent Contractor provides for termination of the agreement for "cause," the term "cause" for purposes of this subsection shall have the same meaning as in such agreement.

                   (iii) If the Option Holder dies during the Option Period, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution for fifteen months after the Option Holder's death (if otherwise in the Option Period) , but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

              (f) Transferability. Each Option agreement shall provide that the Option granted herein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Option Holder's lifetime only by him, or in the event of disability or incapacity, by his guardian or legal representative; provided however, that, during the Option Holder's lifetime, the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. During the Option Holder's lifetime, the Option Holder may not transfer an Incentive Option under any circumstance.

              (g) Consideration for Grant of Option. Each Option agreement held by an Option Holder shall contain the Option Holder's agreement to remain in the employment or service of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such Option agreement, at the salary rate or other compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall offset or impair the Company's right to terminate the services of any employee. An Option agreement between the Company and an Eligible Independent Contractor shall contain the Option Holder's agreement to comply with all of the terms and conditions or specified terms and conditions of the agreement between the Option Holder and the Company.

              (h) Exercise, Payments, Etc. Each Option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of Shares with respect to which the option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the Option Price of the Stock shall be paid in full. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder except where payment is made pursuant to subparagraph (E) below in which case the certificate shall be delivered to the broker.

                   The Option Price shall be paid by any of the following methods or any combination of the following methods, as the Committee shall determine in its sole discretion:

      (A)  in cash;

      (B)  by certified or cashier's check payable to the order of the Company;

      (C) by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the Option Price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock had been held by the Option Holder for more than six months;

      (D) by delivery to the Company of a promissory note, which shall be in a principal amount equal to the Option Price plus any federal and state income tax required to be withheld; which shall be full recourse and secured by all or a portion of the Stock acquired pursuant to the exercise of the Option; which shall bear interest at a rate determined by the Committee, but not lower than the rate required to avoid the imputation of interest under the Code; which shall provide for level quarterly payments of interest and principal over its term; which shall become payable in full upon the first to occur of the fifth anniversary of the date the Option is exercised, failure to pay any payment of principal and interest within five days after it is due or termination of the Option Holder's employment or service for any reason; and which shall contain such other terms and conditions including the provision of security in addition to the Stock that the Company, in its sole discretion, deems necessary or appropriate;

      (E) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

              (i) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

              (j)  Withholding.

                   (i) Non-Qualified Options. Each Option agreement covering Non-Qualified Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 12.

                   (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at its principal office in Englewood, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding,i f any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

         6.3  Restrictions on Incentive Stock Options.

              (a) Initial Exercise. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

              (b) Ten Percent Shareholders. Incentive Stock Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option. The Option Period for any such Option shall not exceed five years.

         6.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in section 4.


                               SECTION 7

                  Reorganization or Change of Control

         7.1 Reorganization. If the Company is merged or consolidated with another corporation or the Company is a party to a reorganization (other than a merger, consolidation or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Committee shall, as to the Plan and outstanding Options, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Option Holders holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the Shares subject to Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the Shares subject to such Options immediately before such substitution over the Option Price thereof, and provided further that any such substitution made with respect to Incentive Stock Options shall comply with Section 424(a) of the Code, or (ii) upon written notice to the Option Holders, provide that all unexercised Options must be exercised within thirty (30) days of the date of such notice or they will be terminated. If alternative (i) is implemented, the Committee may, at its sole discretion, provide that Options may be exercisable in full without regard to the applicable exercise periods set forth in the Option agreements and if alternative (ii) is implemented, Options shall be exercisable in full without regard to the applicable exercise periods set forth in the Option agreements.

         7.2 Change of Control. In the event of a change in control of the Company, as defined below, all Options shall become exercisable in full, without regard to applicable exercise periods set forth in the Option agreements. For purposes of the Plan, a "change in control" shall be deemed to have occurred if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.


                               SECTION 8

                  Rights of Employees and Independent
                      Contractors; Option Holders

         8.1 Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Option Holder any right with respect to the continuation of his employment by or service with the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such Option Holder or to increase or decrease the compensation of the Option Holder from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

         8.2 Nontransferability. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Option Holder's death, an Option Holder's rights and interests in Options shall, to the extent provided in Section 6, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Option Holder's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, such rights shall be exercised by such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. Notwithstanding the foregoing an Option Holder may transfer a Non-Qualified Option to the extent provided in section 6.


                               SECTION 9

                          General Restrictions

         9.1 Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

         9.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.


                               SECTION 10

                        Other Employee Benefits

         The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


                               SECTION 11

              Plan Amendment, Modification and Termination

         The Board may at any time terminate, and from time-to-time may amend or modify, the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.


                               SECTION 12

                              Withholding

         12.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option shall be subject to the option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         12.2 Withholding With Stock. At the time the Committee grants an Option, it may, in its sole discretion, grant the Option Holder an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Option Holders to have Shares withheld for this purpose will be subject to the following restrictions:

              (a)  All elections must be made prior to the Tax Date.

              (b)  All elections shall be irrevocable.

              (c) If the Option Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Option Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                               SECTION 13

                          Requirements of Law

         13.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         13.2 Governing Law. The Plan and all Option agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.


                               SECTION 14

                          Duration of the Plan

         The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at the close of business on February 20, 2002. Options outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms.

Dated: February 13, 1997

                                   UNIQUE MOBILITY, INC.

                                   By:/s/ Donald A. French


                           TABLE OF CONTENTS

                                                             Page
SECTION 1     INTRODUCTION. . . . . . . . . . . . . . . . . . . 1
              1.1  Establishment . . . . . . . . . . . . . . . .1
              1.2  Purposes. . . . . . . . . . . . . . . . . . .1
              1.3  Effective Date. . . . . . . . . . . . . . . .1
SECTION 2     DEFINITIONS . . . . . . . . . . . . . . . . . . . 1
              2.1  Definitions . . . . . . . . . . . . . . . . .1
              2.2  Gender and Number . . . . . . . . . . . . . .3

SECTION 3     PLAN ADMINISTRATION . . . . . . . . . . . . . . . 3
              3.1  In General. . . . . . . . . . . . . . . . . .3
              3.2  Eligible Employees. . . . . . . . . . . . . .3
              3.3  Eligible Independent Contractors. . . . . . .3

SECTION 4     STOCK SUBJECT TO THE PLAN. . . . . . . . . . . . .4
              4.1  Number of Shares. . . . . . . . . . . . . . .4
              4.2  Unused and Forfeited Stock. . . . . . . . . .4
              4.3  Adjustments for Stock Split, Stock Dividend, Etc.4
              4.4  Dividend Payable in Stock of Another Corporation, Etc.4
              4.5  Other Changes in Stock. . . . . . . . . . . .5
              4.6  Rights to Subscribe . . . . . . . . . . . . .5
              4.7  General Adjustment Rules. . . . . . . . . . .5
              4.8  Determination by the Committee, Etc.. . . . .5

SECTION 5     PARTICIPATION. . . . . . . . . . . . . . . . . . .5
              5.1  Eligible Employees. . . . . . . . . . . . . .5
              5.2  Eligible Independent Contractors. . . . . . .6

SECTION 6     STOCK OPTIONS. . . . . . . . . . . . . . . . . . .6
              6.1  Grant of Options to Eligible Employees and Eligible
                   Independent Contractors . . . . . . . . . . .6
              6.2  Option Agreements . . . . . . . . . . . . . .6
              6.3  Restrictions on Incentive Stock Options . . 10
              6.4  Shareholder Privileges. . . . . . . . . . . 11

SECTION 7     REORGANIZATION OR CHANGE OF CONTROL. . . . . . . 11
              7.1  Reorganization. . . . . . . . . . . . . . . 11
              7.2  Change of Control . . . . . . . . . . . . . 11

SECTION 8     RIGHTS OF EMPLOYEES AND INDEPENDENT CONTRACTORS; OPTION HOLDERS 12
              8.1  Employment. . . . . . . . . . . . . . . . . 12
              8.2  Nontransferability. . . . . . . . . . . . . 12

SECTION 9     GENERAL RESTRICTIONS. . . . . . . . . . . . . . .12
              9.1  Investment Representations. . . . . . . . . 12
              9.2  Compliance with Securities Laws . . . . . . 13

SECTION 10    OTHER EMPLOYEE BENEFITS. . . . . . . . . . . . . 13

SECTION 11    PLAN AMENDMENT, MODIFICATION AND TERMINATION . . 13

SECTION 12    WITHHOLDING. . . . . . . . . . . . . . . . . . . 13
              12.1 Withholding Requirement . . . . . . . . . . 13
              12.2 Withholding With Stock. . . . . . . . . . . 13

SECTION 13    REQUIREMENTS OF LAW. . . . . . . . . . . . . . . 14
              13.1 Requirements of Law . . . . . . . . . . . . 14
              13.2 Governing Law . . . . . . . . . . . . . . . 14

SECTION 14    DURATION OF THE PLAN . . . . . . . . . . . . . . 14